                                                        Registration No.
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                           ------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                           ------------------------

                       TRANSACTION NETWORK SERVICES, INC.
             (Exact name of registrant as specified in its charter)
        Delaware                                               54-1555332
----------------------------                         --------------------------
(State or other jurisdiction               (I.R.S. Employer Identification No.)
of incorporation or organization)



                        1994 EMPLOYEE STOCK OPTION PLAN
                            (Full title of the plan)


                                             John J. McDonnell, III, Esq.
                                          Transaction Network Services, Inc.
Transaction Network Services, Inc.             1939 Roland Clarke Place
1939 Roland Clarke Place                        Reston, Virginia 22091
Reston, Virginia 22091                              (703) 453-8300
------------------------------------      -----------------------------------
(Address, including zip code, of         (Name, address and telephone number,
registrant's principal executive         including area code, of agent for
 office)                                 service)

      The Commission is requested to send copies of all communications to:
                        Arent Fox Kintner Plotkin & Kahn
             1050 Connecticut Avenue, N.W., Washington, D.C.  20036
               Attention: Jeffrey E. Jordan, Esq., (202) 857-6473

                          ------------------------

                        CALCULATION OF REGISTRATION FEE
================================================================================
                                          Proposed
                                          maximum    Proposed
                                          offering   maximum
                             Amount to    price      aggregate     Amount of
Title of securities          be           per        offering      registration
to be registered             registered   share (1)  price (1)     fee
--------------------------------------------------------------------------------
Common Stock, par value      1,200,000    $12.125    $14,550,000   $4,410
$.01 per share
================================================================================

(1) Pursuant to Rule 457(h)(1), based on the average of the high and low prices reported in the consolidated reporting system as of May 9, 1997, which is within five business days prior to the date of the filing of this Registration Statement.


                          ------------------------



--------------------------------------------------------------------------------

                                 Page 1 of 13
                            Exhibit Index on Page 9.

                                     PART I

     INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Item 1.  Plan Information*

     Item 2.  Registrant Information and Employee Plan Annual Information*

     * Information required by Part I to be contained in a Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Documents by Reference

          The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

          1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

          2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

          3. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year ended December 31, 1996.

          4. The Registrant's Form 8-A Registration Statement filed pursuant to Section 12 of the Exchange Act, containing a description of the Registrant's common stock ("Shares"), including any amendment or report filed for the purpose of updating such description.

          In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Item 4.  Description of Securities.

          Not Applicable.

     Item 5.  Interests of Named Experts and Counsel

          Not applicable.

     Item 6.  Indemnification of Directors and Officers

          Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          Section 102(b)(7) or the Delaware General Corporation Law, as amended, permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

          Article Fourteenth of the Registrant's Restated Certificate of Incorporation, as amended, provides for the elimination of personal liability of a director for breach of fiduciary duty as permitted by
     Section 102(b)(7) of the Delaware General Corporation Law, and Article Thirteenth provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

          The Registrant has in effect a directors and officers liability insurance policy under which the directors and officers of the Registrant are insured against loss arising from claims made against them due to wrongful acts while acting in their individual and collective capacities as directors and officers, subject to certain exclusions.

     Item 7.  Exemption from Registration Claimed

          Not applicable.

     Item 8.  Exhibits

          See Exhibit Index on page 9.

     Item 9.  Undertakings

          (a) The Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registrant Statement;

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that the undertakings set forth in paragraphs (1)(i) and
     (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration

     Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant, unless in the opinion of its counsel the matter has been settled by controlling precedent, will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, State of Virginia, on the 12th day of May, 1997.

                                       TRANSACTION NETWORK SERVICES, INC.



                                       By: /s/ Elizabeth A. Crawford
                                          -------------------------------------
                                          Vice President

                               POWER OF ATTORNEY
                               -----------------


          KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints John J. McDonnell, Jr. and John J. McDonnell, III, and each of them his true and lawful attorney-in-fact and agent with power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to comply with the provisions of the Securities Act and all requirements of the Commission, hereby ratifying and confirming all that said attorney-in-fact or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:



     Signatures                      Title                       Date
     ----------                      -----                       ----


     /s/ John J. McDonnell, Jr.      President and Chief         May 12, 1997
     --------------------------
     John J. McDonnell, Jr.          Executive Officer,
                                     Director


     /s/ Elizabeth A. Crawford       Vice President, Finance     May 12, 1997
     --------------------------
     Elizabeth A. Crawford           (Principal Financial and
                                     Accounting Officer)

     /s/ Jurgen Manchot
     --------------------------      Director                    May 12, 1997
     Jurgen Manchot

     /s/ William N. Melton
     --------------------------      Director                    May 14, 1997
     William N. Melton


     --------------------------      Director                    May 12, 1997
     John S. McCarthy

     /s/ Henry R. Nichols
     -------------------------       Director                    May 12, 1997
     Henry R. Nichols

     /s/ Paolo L. Guidi
     -------------------------       Director                    May 12, 1997
     Paolo L. Guidi

                                 EXHIBIT INDEX
                                 -------------


     Exhibit                                                            Page
     -------                                                            ----


     4.   Instruments defining the rights of security holders

          (a)  The Registrant's 1994 Employee Stock Option
               Plan, as amended (incorporated herein by reference to Exhibit 10.2 to the Registrant's Registration Statement on Form S-1,
               No. 33-76426)

          (b)  Amendment to the Registrant's 1994 Employee Stock Option
               Plan                                                       10

     5.   Opinion of Arent Fox Kintner Plotkin & Kahn
         re: validity of securities registered                            11

     23.  Consents of experts and counsel

          (a)  Consent of Arent Fox Kintner
               Plotkin & Kahn: included in exhibit 5

          (b)  Consent of Arthur Andersen & Co.                           13

     24.  Power of Attorney: included on signature page.